Exhibit 3.4

Delaware
Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TERAWULF INC.”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 2023, AT 3:34 O`CLOCK P.M.

6011565 8100	Authentication: 202775309
SR# 20230665085	Date: 02-23-23
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TERAWULF INC.

TeraWulf Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY THAT:

1. The certificate of incorporation of the Corporation as heretofore in effect is hereby amended by deleting Article IX thereof in its entirety.

2. The forgoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:34 PM 02/23/2023
FILED 03:34 PM 02123/2023
SR 20230665085 - File Number 6011565

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this 23rd day of February, 2023.

/s/
TeraWulf Inc.

	By:	/s/ Paul Prager
Name: Paul Prager
Title: Chief Executive Officer